EXHIBIT 10.4

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective June 1, 2003)

Krieg DeVault LLP

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

DIRECTORS’ DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

INTRODUCTION		4

ARTICLE I. DEFINITIONS		5
1.1	“Adjustment”	5
1.2	“Bank”	5
1.3	“Board”	5
1.4	“Committee”	5
1.5	“Director”	5
1.6	“Disability”	5
1.7	“Fees”	5
1.8	“Individual Account”	5
1.9	“Plan”	5
1.10	“Plan Year”	5

ARTICLE II. PARTICIPATION		5
2.1	Right to Defer	5
2.2	Establishment of Individual Accounts.	5

ARTICLE III. INVESTMENT OF CONTRIBUTIONS		6
3.1	Investments	6
3.2	Unsecured Contractual Rights	6

ARTICLE IV. DISTRIBUTIONS		7
4.1	Time of Payment of Benefits	7
4.2	Method of Payment of Benefits	7
4.3	Benefit Payment Elections.	7
4.4	Death of a Participant and Beneficiary Designation.	8

ARTICLE V. ADMINISTRATION OF THE PLAN		8
5.1	Administrative Committee.	8
5.2	Claims and Review Procedures.	9
5.3	Records	12
5.4	Expenses	12

ARTICLE VI. AMENDMENT AND TERMINATION		12

ARTICLE VII. GENERAL PROVISIONS		12
7.1	Binding on Successors	12
7.2	Spendthrift Clause	12
7.3	Tax Withholding	12

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7.4	Incapacity of Director or Beneficiary	13
7.5	Tax Liability	13
7.6	Communication with Committee	13
7.7	Limitation of Liability	13
7.8	Headings and Gender	13
7.9	Governing Law	13
7.10	Attorneys’ Fees	13

SIGNATURES		15

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INTRODUCTION

This is a complete amendment and restatement of the Federal Home Loan Bank of Indianapolis Director’s Deferred Compensation Plan (“Plan”), which was originally established as the “Nonqualified Deferred Compensation Program for the Directors of the Federal Home Loan Bank of Indianapolis.” The rights and benefits, if any, of a Director who ceases to be a Director prior to June 1, 2003, will be determined in accordance with the terms of the Plan in effect as of the date his or her service as a director terminated. The purpose of this Plan is to permit Directors of the Federal Home Loan Bank of Indianapolis (“Bank”) to defer the receipt and resulting taxation of the Fees received from the Bank for services as a Director of the Bank.

All benefits payable under this Plan shall be paid solely out of the general assets of the Bank to the extent not paid from the grantor trust that has been established and is being maintained in connection with this Plan.

ARTICLE I

DEFINITIONS

1.1 “Adjustment” means the net increases and decreases in the market value of the Individual Account of each Director. Such increases and decreases shall include such items as realized or unrealized investment gains and losses, if any, and investment income, if any, and may, in the discretion of the Bank, include expenses properly attributable to administering the Plan.

1.2 “Bank” means the Federal Home Loan Bank of Indianapolis and any successor thereto.

1.3 “Board” means the Board of Directors of the Bank.

1.4 “Committee” means the Administrative Committee appointed by the Board to administer the Plan as directed by the Board which, as of the effective date shall be the Executive Incentive Committee of the Board.

1.5 “Director” means any duly elected and serving member or former member of the Board.

1.6 “Disability” shall occur hereunder if a participating Director is mentally or physically disabled to the extent he or she shall be unable to perform his or her duties as a Director, as determined by the Committee in its sole discretion.

1.7 “Fees” means all fees paid to a Director for a Plan Year for services rendered to the Bank as a Director with respect to such Plan Year.

1.8 “Individual Account” means the individual bookkeeping account maintained for each Director in accordance with Section 2.2 which shall be a book reserve account and shall be recorded on the financial books and records of the Bank as a liability owed to the Director.

1.9 “Plan” means this Federal Home Loan Bank of Indianapolis Directors’ Deferred Compensation Plan, as amended and restated, generally effective June 1, 2003.

1.10 “Plan Year” means the twelve (12) month period beginning January 1, and ending December 31.

ARTICLE II

PARTICIPATION

2.1 Right to Defer. A Director may elect to defer the receipt of all or a portion of the Fees he or she would otherwise receive with respect to a Plan Year as a Director of the Bank. The election to defer shall be made by the execution of a Participation Agreement in the form made available by the Committee and shall be effective with respect to services rendered during the Plan Years which commence immediately after the date the Director elects to defer the receipt of Fees. Each Director shall have the right to amend or revoke his or her election to defer the receipt of his or her Fees for any Plan Year which commences immediately after an amended Participation Agreement is delivered to the Bank.

2.2 Establishment of Individual Accounts.

(a)	Individual Account. All amounts to be allocated to each Director pursuant to Section 2.1, shall be credited to the Director’s Individual Account and all amounts paid to the Director or his designated beneficiary pursuant to Article IV shall be debited from his Individual Account. All contributions under Section 2.1 shall be invested in an irrevocable “rabbi” trust established and maintained by the Bank to provide for the benefits created by this Plan (“Rabbi Trust”).

(b)	Determination of Adjustments. Effective June 1, 2003, Adjustments shall be determined by the Plan’s record keeper and allocated to the Individual Accounts of Directors who maintain a credit balance in their Individual Accounts as of each day of the Plan Year on which the securities markets of the United States are generally in operation.

ARTICLE III

INVESTMENT OF CONTRIBUTIONS

3.1 Investments. Prior to January 1, 1997, the Adjustment to each Director’s Individual Account equals the Bank’s average cost of funds for the applicable quarter, to be credited at the end of each quarter. Effective on the date on which amounts credited under the Plan are first transferred to the Rabbi Trust, which date shall be on or as soon as possible after January 1, 1997, the Adjustment to each Director’s Individual Account shall be determined by the earnings on the investments made under the Plan through the irrevocable Rabbi Trust. The Director may direct the trustee of the Rabbi Trust to invest his Individual Account in any investment approved by the Committee from time to time. The Committee may establish any rule or procedure it deems necessary or desirable concerning the Director’s ability to direct or failure to direct the investment of the Rabbi Trust funds. No provision of the Plan shall impose or be deemed to impose any obligation upon the Bank, other than an unsecured contractual obligation to make a cash payment to Directors and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Bank from its general assets to the extent not paid from the Rabbi Trust established by the Bank.

3.2 Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Bank to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Director nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Bank prior to the time benefits are paid as provided in Article IV, including any Fees deferred by the Director. All rights created under this Plan shall be mere unsecured contractual rights of the Director against the Bank.

ARTICLE IV

DISTRIBUTIONS

4.1 Time of Payment of Benefits. All amounts credited to a Director’s Individual Account, including any Adjustments credited in accordance with Section 2.2, shall be or commence to be distributed to or for the benefit of a Director (or his designated beneficiary) on the date effectively elected by the Director in his Participation Agreement, which date shall be on January 15 of a future year.

4.2 Method of Payment of Benefits. The balance of a Director’s Individual Account shall be distributed in cash in one of the following methods effectively elected by the Director in his Participation Agreement:

(a)	A single lump sum.

(b)	Installments payable at such monthly, quarterly, semi-annual or annual intervals as shall be elected by the Director over a period not in excess of 20 years.

(c)	A combination of the methods specified in subsections (a) and (b).

4.3 Benefit Payment Elections.

(a)	In order to be effective, a Director’s election of the time and the method in which his benefits shall be distributed (including benefits which become payable as a result of the Director’s death as set forth in Section 4.4) must be made by delivering a Participation Agreement or an amended Participation Agreement to the Committee not later than one year prior to the beginning of the Plan Year in which the Director has elected to begin receiving his benefits. If the Director does not elect a time or method of distribution under Section 4.2, or such election is not timely or properly made under this Section 4.3, the Bank shall pay the entire benefit at the time and in the method effectively elected in the most recent Participation Agreement, or if no such effective Participation Agreement exists, in the form of a single lump sum on the January 15th which occurs after the first to occur of the following:

(i)	Disability; or

(ii)	Attainment of age sixty-five (65);

(b)	In the event a Director properly elects and is eligible to receive his Individual Account in the form specified in Section 4.2(b), the Director must specify in his written election the number of installments and the number of years over which the installments are to be distributed.

(c)	In the event a Director properly elects and is eligible to receive his Individual Account in the form specified in Section 4.2(c), the Participant must specify in his written election the percentage of the account which will be distributed in a single lump sum and the percentage of the account which will be distributed in installments, including the number of installments and the number of years over which such installments are to be distributed.

4.4 Death of a Participant and Beneficiary Designation.

(a)	Form and Time of Payment. In the event of a Director’s death prior to the time his benefits under the Plan commence to be distributed, the balance in his Individual Account shall be paid to his designated beneficiary in the form elected by the Director in his Participation Agreement, or if no election has been made, in the form of a single lump sum. Such distribution shall be made within 60 days of the date of the Director’s death. If the Director dies after distribution of his benefits under the Plan has commenced, his remaining benefit, if any, shall be distributed in the same form(s) and at the same time(s) as such benefit was being distributed prior to his death, or in a single lump sum, if effectively elected by the Director in his most recently filed Participation Agreement.

(b)	Designation of Beneficiaries. The Director may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Director. If the Director fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Director, his benefits under the Plan shall be paid to his estate.

ARTICLE V

ADMINISTRATION OF THE PLAN

5.1 Administrative Committee.

(a)	The Board has delegated to the Committee, subject to those powers which the Board has reserved as described in Article VII, general authority over and responsibility for the ministerial administration of the Plan. The Committee shall interpret and construe the Plan, make all determinations considered necessary or advisable for the administration of the Plan, and the calculations of the amount of benefits payable thereunder, and review claims for benefits under the Plan.

(b)	If the Committee deems it advisable, it shall arrange for the engagement of an actuary, legal counsel and certified public accountants (who may be the actuary, counsel, or accountants for the Bank), and other consultants, and make use of agents and clerical or other personnel, for purposes of the Plan. The Committee may rely upon the written opinions of such actuary, counsel, accountants, and consultants, and delegate to any agent or to any subcommittee or Committee member its authority to perform any act hereunder, including without limitations those matters involving the exercise of discretion; provided, however, that such delegations shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board at least once each calendar year with regard to the matters for which it is responsible under the Plan.

(c)	The Committee shall consist of at least three individuals who are members of the Board and who are not employees of the Bank, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board. Any Committee member may resign at any time. The Committee member shall not receive any special salary for serving in such capacity but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any member thereof in any jurisdiction.

(d)	The Board shall elect or designate a chairman for the Committee. The Committee shall establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. Any action of the Committee may be taken upon the affirmative vote of a majority of the members at a meeting or, at the direction of its Chairman, without a meeting by mail or telephone, provided that all of the Committee members are informed in writing of the vote.

5.2 Claims and Review Procedures.

(a)	Procedures Governing the Filing of Benefit Claims. All Benefit Claims must be filed on the appropriate claim forms available from the Committee or in accordance with the procedures established by the Committee for claim purposes. A “Benefit Claim” means a request for a Plan benefit or benefits, made by a Claimant or by an authorized representative of a Claimant, that complies with the Plan’s procedures for making benefit claims. “Claimant” means a Director with an account under the Plan, a surviving spouse of a Director, a Beneficiary, or an alternate payee under a domestic relations order, who is claiming entitlement to the payment of any benefit under the Plan.

(b)	Notification of Benefit Determinations. The Committee will notify a Claimant, in accordance with subsection 5.2(c) below, of the Plan’s benefit determination within a reasonable period of time after receipt of a Benefit Claim, but not later than 90 days after receipt of the Benefit Claim by the Plan.

If special circumstances require an extension of time for processing the Benefit Claim, the Committee will notify the Claimant of the extension prior to the termination of the initial period described above. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan expects to make the benefit determination. In no event will the extension exceed a period of 90 days from the end of the initial period.

(c)	Manner And Content of Notification of Benefit Determinations. All notices given by the Committee under the Plan will be given to a Claimant, or to his authorized representative, in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to the particular material required to be furnished or made available to that individual. The Committee may provide a Claimant with either a written or an electronic notice of the Plan’s benefit determination. Any electronic notification will comply with the standards of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv). In the case of an Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the Claimant,

(i)	The specific reasons for the adverse determination;

(ii)	Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the determination is based

(iii)	A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary; and

(iv)	A description of the Plan’s review procedures and the time limits applicable to such procedures.

The term “Adverse Benefit Determination” means a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, any benefit claimed to be payable under the Plan.

(d)	Appeal of Adverse Benefit Determinations. A Claimant who receives an Adverse Benefit Determination and desires a review of that determination must file, or his authorized representative must file on his behalf, a written request for a review of the Adverse Benefit Determination, not later than 60 days after receiving the determination.

The written request for a review must be filed with the Committee. Upon receiving the written request for review, the Committee will advise the Claimant, or his authorized representative, in writing that:

(i)	The Claimant, or his authorized representative, may submit written comments, documents, records, and any other information relating to the claim for benefits; and

(ii)	The Claimant will be provided, upon request of the Claimant or his authorized representative, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Benefit Claim, without regard to whether those documents, records, and information were considered or relied upon in making the Adverse Benefit Determination that is the subject of the appeal.

(e)	Benefit Determination on Review. All appeals by a Claimant of an Adverse Benefit Determination will receive a full and fair review by an appropriate named fiduciary of the Plan.

(f)	Notification of Benefit Determination on Review. The Committee will notify a Claimant, in accordance with subsection 5.2(g), of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after the Plan’s receipt of the Claimant’s request for review of an Adverse Benefit Determination. If, however, special circumstances require an extension of time for processing the review by the named fiduciary, the Claimant will be notified, prior to the termination of the initial 60 day period, of the special circumstances requiring the extension and the date by which the Plan expects to render the Plan’s benefit determination on review, which will not be later than 120 days after receipt of a request for review.

(g)	Manner and Content of Notification of Benefit Determination on Review. The Committee will provide a Claimant with notification of its benefit determination on review in a method described in subsection 5.2(c).

In the case of an Adverse Benefit Determination on review, the notification must set forth, in a manner calculated to be understood by the Claimant:

(i)	The specific reasons for the adverse determination on review;

(ii)	Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the benefit determination on review is based;

(iii)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s Benefit Claim, without regard to whether those records were considered or relied upon in making the Adverse Benefit Determination on review, including any reports, and the identities, of any experts whose advice was obtained.

5.3 Records. All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records together with such other documents as may be necessary in exercising its duties under the Plan shall be reserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Bank.

5.4 Expenses. All expenses incurred by the Committee and the Board in its administration of the Plan shall be paid by the Bank.

ARTICLE VI

AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate, in whole or in part, the Plan without the consent of the Committee, the Director, beneficiary or other person, except that no amendment, suspension or termination shall retroactively impair or otherwise adversely affect (without consent) the rights of a Director, beneficiary or other person entitled to benefits under the Plan which have accrued prior to the date of such action, as determined by the Committee in its sole discretion. It is noted, however, that the Member’s benefits under the Plan pursuant to Article III constitute mere unsecured claims on the general assets of the Employer.

ARTICLE VII

GENERAL PROVISIONS

7.1 Binding on Successors. The Plan shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the successors, assigns, designees and estates of a Director. The Plan shall also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Bank, but nothing in the Plan shall preclude the Bank from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Bank hereunder. The Bank agrees that it will make appropriate provision for the preservation of a Director’s rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of Plan obligations of the Bank, the term “Bank” shall refer to such other organization and the Plan shall continue in full force and effect.

7.2 Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Director or a Director’s designated beneficiary, either voluntarily or involuntarily.

7.3 Tax Withholding. The Bank shall withhold or cause to be withheld from all benefits accrued under the Plan all federal, state or local taxes required by applicable law to be withheld with respect to such payments. The Director shall be liable for payment of all taxes on all benefits under the Plan that are the Director’s responsibility under the laws establishing such taxes.

7.4 Incapacity of Director or Beneficiary. If the Committee shall find that any person to whom any amount is or was payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment, or any part thereof, due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee is so inclined, be paid to such person’s spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be in complete discharge of the liability of the Plan and the Employer therefor.

7.5 Tax Liability. The Director or his Beneficiary shall be responsible for all federal, state and local taxes on all benefits attributable to the Director under the Plan when they become due and payable.

7.6 Communication with Committee. All elections, designations, requests, notices, instructions, and other communications from the Director, beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

7.7 Limitation of Liability. No Committee member shall be personally liable by reason of any instrument executed by him or on his behalf, or action taken by him, in his capacity as a Committee member nor for any mistake of judgment made in good faith. The Bank shall indemnify and hold harmless each Committee member and each employee, officer or director of the Bank, to whom any duty, power, function or action in respect of the Plan may be delegated or assigned, against any cost or expense (including fees of legal counsel) and liability (including any sum paid in settlement of a claim or legal action with the approval of the Bank) arising out of anything done or omitted to be done in connection with the Plan, unless arising out of such person’s fraud or bad faith.

7.8 Headings and Gender. As used in the Plan, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, wherever appropriate. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

7.9 Governing Law. The Plan shall be construed according to the laws of the State of Indiana in effect form time to time.

7.10 Attorneys’ Fees. If any action is commenced to enforce the provisions of the Plan, the prevailing party shall be entitled to costs and a reasonable attorney’s fee, including fees on appeal.

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SIGNATURES

IN WITNESS WHEREOF, the Bank, by its officers thereunder duly authorized, have caused this Federal Home Loan Bank of Indianapolis Directors’ Deferred Compensation Plan to be executed this      day of                      2003, but effective June 1, 2003.

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:
William R. White
Chairman

By:
Martin L. Heger
President

ATTEST:

By:
Jonathan R. West
Corporate Secretary

TRUST FOR FEDERAL HOME LOAN BANK OF INDIANAPOLIS

DIRECTORS DEFERRED COMPENSATION PLAN

(a) This Agreement made this      day of                     , 2003 by and between the Federal Home Loan Bank of Indianapolis (“Company”) and Star Wealth Management, and its successors and assigns (the “Trustee”);

WITNESS THAT:

(b) WHEREAS, Company maintains the Federal Home Loan Bank of Indianapolis Director’s Deferred Compensation Plan, a nonqualified deferred compensation plan (the “Plan”);

(c) WHEREAS, Company has established a trust (hereinafter called “Trust”) to which it contributes the Trust assets that are held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

(d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purposes of providing deferred payment of fees for members of the Company’s Board of Directors;

(e) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

(f) WHEREAS, the Company has removed the previous Trustee of the Trust and has named Star Wealth Management as the successor Trustee:

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

(a) Company hereby deposits with Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable by Company.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Within ninety (90) days following the end of the plan year, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year.

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Section 2. Payments to Plan Participants and Their Beneficiaries.

(a) Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such amount as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

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Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company or its legal successor is determined to be insolvent by the Federal Housing Finance Board or its legal successor under the Federal banking laws.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s insolvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

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(3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent for any reason).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to Company.

Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

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Section 5. Investment Authority.

Trustee may invest in any kind of property it deems proper and suitable including, but not limited to, notes, debentures, bonds, stocks, mutual funds and annuity and insurance contracts. Trustee may invest Trust assets in accordance with directions provided by Company or, in accordance with procedures agreed to by Trustee and Company, by Plan participants. Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 6. Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

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Section 7. Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being show separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal, or resignation, as the case may be.

Section 8. Responsibility of Trustee.

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

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(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

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(f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Treasury Regulation section 301.7701-2, as amended, promulgated pursuant to the Internal Revenue Code.

Section 9. Compensation and Expenses of Trustee.

Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee shall be entitled to receive reasonable fees for its services in accordance with Appendix A of this Trust Agreement. Beginning January 1, 2004, such fee schedule may be amended by Trustee with ninety (90) days advanced notice to Company.

Section 10. Resignation and Removal of Trustee.

(a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company for any reason, with or without cause, on sixty (60) days notice or upon shorter notice accepted by Trustee.

(c) If Trustee resigns or is removed within five (5) years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee’s resignation or removal.

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(d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. Appointment of Successor.

(a) If Trustee resigns (or is removed) in accordance with Section 10(a) (or (b)) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably required by Company or the successor Trustee to evidence the transfer.

(b) If Trustee resigns or is removed pursuant to the provisions of Section 10(c) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new

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Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights and trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

(c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12. Amendment or Termination.

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c) Upon written approval of all participants and all beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

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(d) This Trust Agreement may not be amended by Company for five (5) years following a Change of Control, as defined herein.

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Section 13. Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of Indiana.

(d) For purposes of this Trust Agreement, a Change of Control of Company shall mean the occurrence at any time of any of the following events:

(1) The Company is merged or consolidated or reorganized into or with another bank or other entity, or another bank or other entity is merged into this Company;

(2) The Company sells or transfers all, or substantially all of its business and/or assets to another bank or other entity; or

(3) The adoption of any plan or proposal for the liquidation or dissolution of the Company; or

(4) The Company moves its principal place of business more than seventy-five (75) miles from its location as of June 1, 2003.

Section 14. Effective Date.

The effective date of this Trust Agreement shall be June 1, 2003.

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IN WITNESS WHEREOF, Company and Trustee have caused this Trust Agreement to be signed on behalf by their respective officers the day and year first above written.

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:
William R. White
Chairman

By:
Martin L. Heger
President

Attest:

Jonathan R. West
Corporate Secretary

STAR WEALTH MANAGEMENT

By
Its

ATTEST:

Its

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